To the Shareholders and Board of Directors, CNB Bancshares, Inc:

We have audited the accompanying supplemental consolidated balance sheet of CNB Bancshares, Inc. and subsidiaries (the Corporation) as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These supplemental consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of the Corporation and Pinnacle Financial Services, Inc. on April 17, 1998, which has been accounted for as a polling of interest as described in the notes to the supplemental consolidated financial statements. Generally accepted accounting principles prescribe giving effect to a consummated business combination accounted for by the pooling of interest method in financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of CNB Bancshares, Inc. and subsidiaries after the consolidated financial statements covering the date of consummation of the business combination are issued.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of CNB Bancshares, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles applicable after consolidated financial statements are issued for a period which includes the date of consummation of the business combination.

St.  Louis,  Missouri
June  1,  1998

SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
(In thousands, except for share data)





                                                                                DECEMBER 31,
                                                                            1997          1996
                                                                        -------------  ----------
ASSETS
     Cash and due from banks                                            $     156,158  $  175,426
     Federal funds sold and other short-term money market investments          21,202      63,549
                                                                        -------------  ----------
        TOTAL CASH AND CASH EQUIVALENTS                                       177,360     238,975
     Real estate loans held for sale                                           50,823      17,942
     Investment securities available for sale                               1,854,047   1,893,358
     Investment securities held to maturity
        (market value $236,242 in 1997 and $263,498 in 1996)                  230,903     262,387
     Loans, net of unearned income                                          3,988,016   3,690,944
     Less: Allowance for loan losses                                           55,222      46,171
                                                                        -------------  ----------
        NET LOANS                                                           3,932,794   3,644,773
     Premises and equipment                                                   104,302      97,550
     Interest receivable                                                       46,902      46,641
     Intangible assets                                                         48,325      51,296
     Other assets                                                             150,262      98,863
                                                                        -------------  ----------

           TOTAL ASSETS                                                 $   6,595,718  $6,351,785
                                                                        =============  ==========
LIABILITIES
     Deposits:
        Non-interest bearing                                            $     464,596  $  480,381
        Interest bearing                                                    4,149,959   4,113,060
                                                                        -------------  -----------
         TOTAL DEPOSITS                                                     4,614,555   4,593,441
     Securities sold under repurchase agreements                              586,855     562,364
     Federal funds purchased and other short-term borrowings                   94,220      99,508
     FHLB advances and other long-term debt                                   722,393     545,968
     Interest payable and other liabilities                                    62,232      54,831
                                                                        -------------  -----------
           TOTAL LIABILITIES                                                6,080,255   5,856,112

SHAREHOLDERS' EQUITY
     Common stock, $1 stated value
       Shares authorized: 50,000,000
       Shares issued: 33,484,443 in 1997 and 32,482,151 in 1996                33,484      32,482
     Capital surplus                                                          364,997     345,021
     Retained earnings                                                        110,333     119,378
     Net unrealized gains (losses) on investment
       securities available for sale                                            6,649      (1,208)
                                                                        -------------  -----------
           TOTAL SHAREHOLDERS' EQUITY                                         515,463     495,673
                                                                        -------------  -----------

           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $6,595,718  $6,351,785
                                                                        =============  ===========

See notes to supplemental consolidated financial statements.



Page 2



SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME
(In thousands, except for share data)



                                                                                     YEAR ENDED DECEMBER 31,
                                                                      1997               1996         1995
                                                                 -------------------  -----------  -----------
INTEREST INCOME
   Loans, including fees:
      Taxable                                                    $           346,655  $   309,627  $   288,295
      Tax exempt                                                               2,257        1,867        2,054
   Real estate loans held for sale                                             2,089        6,557        2,571
   Investment securities:
      Taxable                                                                135,810      120,516       85,623
      Tax exempt                                                              12,542        9,805        6,554
   Federal funds sold and other short-term
      Money market investments                                                   983        2,374        2,103
   Interest on interest bearing deposits with financial institutions             358          982          680
                                                                  ------------------  -----------  -----------
            Total interest income                                            500,694      451,728      387,880
                                                                  ------------------  -----------  -----------

INTEREST EXPENSE
   Deposits                                                                  191,053      181,229      155,363
   Short-term borrowings                                                      38,310       26,505       21,188
   FHLB advances and other long-term debt                                     37,749       26,762       21,897
                                                                  ------------------  -----------  -----------
            Total interest expense                                           267,112      234,496      198,448
                                                                  ------------------  -----------  -----------

NET INTEREST INCOME                                                          233,582      217,232      189,432
Provision for loan losses                                                     24,886       13,283        8,349
                                                                  ------------------  -----------  -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                          208,696      203,949      181,083
                                                                  ------------------  -----------  -----------

NON-INTEREST INCOME
   Service charges on deposit accounts                                        19,792       17,088       14,670
   Trust and plan administration fees                                          9,838        7,720        5,776
   Insurance premiums and commissions                                          8,146        7,916        7,059
   Mortgage banking revenue                                                    9,817       11,083        8,207
   Non-interest fees on loans                                                  7,010        7,276        6,468
   Investment products fees                                                    5,829        5,319        4,298
   Net securities gains                                                        2,123        2,204        3,071
   Other non-interest income                                                  16,536       10,080        6,888
                                                                  ------------------  -----------  -----------
           Total non-interest income                                          79,091       68,686       56,437
                                                                  ------------------  -----------  -----------

NON-INTEREST EXPENSE
   Salaries and employee benefits                                            100,583       90,394       77,029
   Data processing and other services                                         16,160       14,064       13,355
   Occupancy                                                                  13,799       12,983       11,214
   Equipment                                                                  11,549       10,797        9,769
   Advertising and promotion                                                   6,518        6,734        4,966
   Professional fees                                                           8,736        5,966        5,075
   Postage and freight                                                         4,871        4,725        3,945
   Printing and supplies                                                       5,022        5,157        4,685
   Amortization of intangible assets                                           4,467        4,250        3,029
   FDIC assessments                                                              926        3,338        6,041
   SAIF assessment                                                                         10,963
   Other non-interest expense                                                 25,593       22,569       18,000
                                                                  ------------------  -----------  -----------
           Total non-interest expense                                        198,224      191,940      157,108
                                                                  ------------------  -----------  -----------

INCOME BEFORE INCOME TAXES                                                    89,563       80,695       80,412

Income taxes                                                                  29,689       27,013       27,565
                                                                  ------------------  -----------  -----------

NET INCOME                                                  $                 59,874  $    53,682  $    52,847
                                                                  ==================  ===========  ===========

NET INCOME PER SHARE:
   Basic                                                    $                   1.80  $      1.61  $      1.70
                                                                  ==================  ===========  ===========
   Diluted                                                  $                   1.78  $      1.59  $      1.67
                                                                  ==================  ===========  ===========

AVERAGE SHARES OUTSTANDING:
   Basic                                                                  33,258,369   33,280,258   31,034,422
                                                                  ==================  ===========  ===========
   Diluted                                                                33,801,470   33,924,929   31,840,724
                                                                  ==================  ===========  ===========

See notes to supplemental consolidated financial statements.


Page 3



SUPPLEMENTAL CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
(In thousands, except for share data)




                                                COMMON STOCK              CAPITAL    RETAINED     UNREALIZED
                                                   SHARES       AMOUNT    SURPLUS    EARNINGS    GAINS/LOSSES     TOTAL
                                                -------------  --------  ---------  ----------  --------------  ---------
BALANCES, JANUARY 1, 1995                         28,167,421   $28,167   $286,334   $  99,499   $     (12,370)  $401,630
Net income for 1995                                                                    52,847                     52,847
Common dividends declared:
   CNB Bancshares, Inc. - $0.53 per share                                             (10,346)                   (10,346)
   Pooled companies prior to acquisition                                               (7,331)                    (7,331)
Stock dividend                                       878,823       879     25,042     (25,921)
Issuance of common stock for:
   Dividend reinvestment plan                        108,984       109      2,984                                  3,093
   Stock options exercised                           193,037       193      1,622                                  1,815
   Exercise and conversion of stock
      purchase contracts and debentures               17,538        18        295                                    313
   Acquisitions                                    1,619,842     1,619     21,806       4,178                     27,603
   Stock offering                                    893,981       894     12,290                                 13,184
   Other                                             115,583       116      1,100                                  1,216
Purchase and retirement of common stock             (945,725)     (946)   (25,318)                               (26,264)
Change in unrealized gains/losses on
   investment securities available for sale                                                            18,029     18,029
BALANCES, DECEMBER 31, 1995                       31,049,484    31,049    326,155     112,926           5,659    475,789
Net income for 1996                                                                    53,682                     53,682
Common dividends declared:
   CNB Bancshares, Inc. - $0.78 per share                                             (15,672)                   (15,672)
   Pooled companies prior to acquisition                                               (8,942)                    (8,942)
Stock dividend                                       950,040       950     26,553     (27,503)
Issuance of common stock for:
   Dividend reinvestment plan                        127,090       127      3,433                                  3,560
   Stock options exercised                            98,423        98        906                                  1,004
   Exercise and conversion of stock
      purchase contracts and debentures              171,655       172      2,466                                  2,638
   Acquisitions                                      499,200       499        900       4,887                      6,286
   Other                                             174,081       175        910                                  1,085
Purchase and retirement of common stock             (587,822)     (588)   (16,302)                               (16,890)
Change in unrealized gains/losses on
   investment securities available for sale                                                            (6,867)    (6,867)
BALANCES, DECEMBER 31, 1996                       32,482,151    32,482    345,021     119,378          (1,208)   495,673
Net income for 1997                                                                    59,874                     59,874
Common dividends declared:
   CNB Bancshares, Inc. - $0.86 per share                                             (17,624)                   (17,624)
   Pooled companies prior to acquisition                                              (11,258)                   (11,258)
Stock dividend                                       966,741       967     38,277     (39,244)
Issuance of common stock for:
   Dividend reinvestment plan                         47,185        47      1,769                                  1,816
   Stock options exercised                           549,946       550     10,082                                 10,632
   Exercise and conversion of debentures             350,436       350      5,390                                  5,740
   Other                                              (3,299)       (3)     1,101         (48)                     1,050
Purchase and retirement of common stock             (908,717)     (909)   (36,643)                               (37,552)
Change in unrealized gains/losses on
   investment securities available for sale                                                             7,857      7,857
Adjustment for change in fiscal year of pooled                                           (745)                      (745)
   companies
BALANCES, DECEMBER 31, 1997                       33,484,443   $33,484   $364,997   $ 110,333   $       6,649   $ 15,463
                                                =============  ========  =========  ==========  ==============  =========

See notes to supplemental consolidated financial statements.

SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)



                                                                    YEAR ENDED DECEMBER 31,
                                                           1997             1996         1995
                                                      ---------------    ------------  ----------
OPERATING ACTIVITIES:
Net income                                            $       59,874    $      53,682   $  52,847
Adjustments to reconcile net income to net cash
     provided by operating activities:
  Depreciation and amortization                               18,187           19,026      14,922
  Provision for loan losses                                   24,886           13,283       8,349
  Amortization of premiums and discounts on securities         4,427            2,330       2,529
  Deferred income tax benefit                                 (2,978)          (1,876)     (1,982)
  Net securities gains                                        (2,123)          (2,204)     (3,071)
  Loans originated for sale                                 (281,851)        (249,733)   (220,966)
  Proceeds from sale of loans                                250,879          227,125     218,282
  Increase in interest receivable and other assets,          (52,094)         (25,173)    (20,521)
  net of amortization
  Increase in interest payable and other liabilities           1,409            5,072       6,504
                                                       --------------    ------------   ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                     20,616           41,532      56,893
                                                       --------------    ------------   ----------

INVESTING ACTIVITIES:
Cash and cash equivalents of subsidiaries acquired,                               369     (15,474)
  net of purchase price
Proceeds from the maturity of investment securities          387,493          348,182     176,782
  available for sale
Proceeds from the sale of investment securities available  1,182,087          744,338     430,092
  for sale
Purchase of investment securities available for sale      (1,504,051)      (1,330,300)   (618,529)
Proceeds from the maturity of investment securities           16,756           19,118      78,716
  held to maturity
Purchase of investment securities held to maturity                            (56,277)    (93,043)
Net increase in loans                                       (315,886)        (426,325)   (119,487)
Purchase of premises and equipment                           (17,239)         (13,200)    (10,994)
                                                       --------------     ------------  ----------
NET CASH USED IN INVESTING ACTIVITIES                       (250,840)        (714,095)   (171,937)
                                                       --------------     ------------  ----------

FINANCING ACTIVITIES:
Net increase in deposits                                      20,357          263,886     211,281
Net increase in short-term borrowings                         62,838          389,697      46,801
Payment and maturity of long-term debt                       (77,838)        (170,793)   (199,830)
Proceeds from long-term borrowings                           215,151          191,965     144,549
Proceeds from issuance of common stock                                                     13,184
Contribution to fund ESOP                                        379              211         125
Payment of cash dividends                                    (27,174)         (24,475)    (19,950)
Proceeds from common stock issued for dividend                 1,816            3,560       3,093
  reinvestment plan
Proceeds from exercise of stock options                       10,632            1,004       1,815
Purchase and retirement of common stock                      (37,552)          (16,890)    (26,264)
                                                       --------------      ------------  ----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                    168,609           638,165     174,804
                                                       --------------      ------------  ----------

NET INCREASE (DECREASE) IN CASH AND                          (61,615)          (34,398)     59,760
  CASH EQUIVALENTS

CASH AND CASH EQUIVALENTS AT JANUARY 1,                      238,975           273,373     213,613
                                                       --------------      ------------  ----------

CASH AND CASH EQUIVALENTS AT DECEMBER 31,             $      177,360     $     238,975   $ 273,373
                                                       ==============      ============  ==========

Supplemental disclosure:
Cash paid for:
Interest                                              $      264,063     $     232,725   $ 191,872
Income taxes                                                  34,168            24,112      29,618
Non-cash investing and financing activities:
Common stock issued for acquisitions                                             6,286      27,603
Stock issued in exchange of debentures                         5,740             2,638         313
  and equity contracts

See notes to supplemental consolidated financial statements.


NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE DATA)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The accounting and reporting policies of CNB Bancshares, Inc. (Corporation) and its subsidiaries conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant policies are described below.

BASIS OF PRESENTATION
The supplemental consolidated financial statements include the accounts of the Corporation and its subsidiaries, after elimination of all material intercompany accounts and transactions. Certain prior year amounts have been reclassified to conform with current classifications.
     Effective April 17, 1998, the Corporation acquired Pinnacle Financial Services, Inc. (Pinnacle), in a transaction accounted for as a pooling of interests. The supplemental consolidated financial statements give retroactive effect to the transaction and, as a result, the supplemental consolidated balance sheet, statement of income and statement of cash flows are presented as if the Corporation and Pinnacle had been consolidated for all periods presented. As required by generally accepted accounting principles, the supplemental consolidated financial statements will become the historical consolidated financial statements upon issuance of the financial statements for the period that includes the date of the transaction. The supplemental consolidated statement of changes in shareholders' equity reflects the accounts of CNB Bancshares, Inc. as if the common stock issued in the Pinnacle acquisition had been outstanding during all periods presented. The supplemental consolidated financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of the Corporation included in its December 31, 1997 Annual Report on Form 10-K.
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REAL ESTATE LOANS HELD FOR SALE
Real estate loans held for sale are carried at the lower of aggregate cost or market value. Gains and losses on real estate loans sold are recorded at the time of sale. Servicing fee income subsequent to the sale is included in non-interest income. Mortgage servicing rights associated with loans originated and sold, where servicing is retained, are capitalized and amortized over the estimated lives of the loans. The carrying value of such rights is subject to periodic adjustment based upon changing market conditions.

INVESTMENT SECURITIES
Debt securities that the Corporation has the positive intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. Other investment securities are classified as trading or available for sale and reported at fair value with unrealized gains and losses included in income or shareholders' equity, net of related taxes, respectively.

     Amortization of premiums and accretion of discounts are recorded as adjustments to interest income using the level-yield method over the estimated remaining period until maturity, adjusted for estimated prepayments. Gains and losses on the sale of investment securities are determined on the specific identification method at the time of sale. A decline in the fair value of any available for sale or held to maturity security below cost that is deemed other that temporary results in a charge to earnings thereby establishing a new cost basis for the security.

LOANS AND ALLOWANCE FOR LOAN LOSSES
Loans are reported net of unearned interest, unamortized deferred fees and costs. Interest income on loans is accrued on the principal amount of such loans outstanding, except for leases and discounted installment loans which is computed using the level yield method. Certain nonrefundable loan fees and related direct loan costs are deferred and amortized over the life of the loan as an adjustment to interest income.
     Loans are placed on nonaccrual status when the collection of interest becomes doubtful. Interest accrued during the current year and deemed uncollectible is reversed and charged against current income, while uncollectible interest accrued from prior years is charged against the allowance for loan losses. Interest income on nonaccrual loans is then recognized only when collected. A loan remains on nonaccrual status until the loan is current as to payment of both principal and interest, and/or the borrower demonstrates the ability to pay and remain current.
     Loans are considered impaired when it becomes probable that the Corporation will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured by the present value of expected future cash flows or the fair value of collateral, if the loan is collateral dependent. Interest income on these loans is recognized as described above depending on the accrual status of the loan.
     The allowance for loan losses is increased by provisions charged to expenses and reduced by loans charged off, net of recoveries. It is maintained at a level considered adequate to absorb potential loan losses determined on the basis of management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio. The evaluation by management includes consideration of past loan loss experience and trends, changes in the composition of the loan portfolio, the current volume and condition of loans outstanding and the probability of collecting all amounts due.

PREMISES AND EQUIPMENT
Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method based on estimated useful lives. Gains and losses on dispositions are included in operations.

FORECLOSED PROPERTIES
Foreclosed properties represent properties acquired through foreclosure or deed in lieu of foreclosure and are recorded at the lower of cost or fair value less estimated costs to sell. Losses at the time of transfer from loans are charged to the allowance for loan losses. Subsequent adjustments to value and gains or losses on sales are included in operations. Rental income and costs of maintaining the properties are also included in operations.

INTANGIBLE ASSETS
The excess of cost over the fair value of net assets and other intangibles acquired in acquisitions accounted for as purchases are amortized using the straight-line method over estimated lives up to 25 years. Such assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be recoverable.

INTEREST RATE CONTRACTS
The Corporation reduces the potential impact of changing interest rates on its costs to acquire liabilities that fund certain loans and investments through interest rate contracts, including interest rate swaps, interest rate caps and optional forward purchase contracts.
     The net settlements received or paid on interest rate swaps are reported as adjustments to interest expense of the related liabilities being hedged. Premiums paid for interest rate caps are included in the carrying amounts of those liabilities being hedged. These amounts are amortized as an adjustment to interest expense of the related liabilities on a straight-line method over the contractual terms of the interest rate caps. Interest expense is reduced on a current basis as amounts are earned from counterparties when the index rate exceeds the rate contractually specified in the interest rate cap agreements.
     Optional forward purchase contracts provide the option buyer with the right to sell to, or purchase from, another party some financial instrument at a stated price on a specified future date. Fees received from the sale of written options are deferred until the option expires, is terminated, or is exercised, at which point the fees are included in current operations.
     Gains or losses on the termination of interest rate contracts used to hedge changes in interest rates are included in the carrying amounts of those liabilities being hedged and are amortized as an adjustment to the yield of the hedged liability over its remaining life. Gains or losses on the early termination of a hedged transaction are included in current operations.

INCOME TAXES
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis.

NET INCOME PER SHARE
Basic net income per share has been computed by dividing net income by the weighted average number of common shares outstanding during each period. Diluted net income per share computation is as above, adjusted for the effects of options and convertible subordinated debentures. Diluted net income has been adjusted for the elimination of interest expense, net of tax, on convertible subordinated debentures and average shares have been increased for the assumed conversion of outstanding options and convertible subordinated debentures into common shares. All share data included in the supplemental consolidated financial statements has been adjusted for stock dividends.

STOCK OPTION PLANS
Prior to January 1, 1996, the Corporation accounted for its stock option plans in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January

1, 1996, the Corporation adopted Financial Accounting Standards Board
(FASB) Statement No. 123, Accounting for Stock-Based Compensation, which permits entities to expense the fair value of stock-based awards, as measured on the date of grant, over their vesting period. Alternatively, FASB No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma net income per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in FASB No. 123 had been applied. The Corporation has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of FASB No. 123.

TRUST ASSETS
Assets held by the Corporation's subsidiaries in fiduciary or agency capacity for customers are not included in the supplemental consolidated financial statements as such items are not assets of the Corporation or its subsidiaries. Fee income related to fiduciary or agency activity is recognized on an accrual basis for financial reporting purposes.

NEW ACCOUNTING STANDARDS
In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income and its components. In June 1997, the FASB also issued Statement No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for disclosing information about operating segments in interim and annual financial statements. In addition, in February 1998, the FASB issued Statement No. 132, Employers' Disclosure about Pensions and other Postretirement Benefits, which established standards for disclosing information about pensions and other postretirement benefits. The Corporation will comply with the new disclosure requirements beginning in 1998. The application of the new rules will not have a material impact on the Corporation's financial condition or results of operations.

2.  BUSINESS COMBINATIONS
As described in Note 1, effective April 17, 1998, the Corporation acquired Pinnacle, a $2,115,000 asset bank holding company headquartered in St. Joseph, Michigan. The consideration for the acquisition was 13,116,165 shares of the Corporation's common stock (based on the exchange ratio of 1.0365 shares of the Corporation's common stock for each share of Pinnacle common stock). The Pinnacle acquisition was accounted for as a pooling of interests. Separate operating results for the Corporation and Pinnacle prior to merger were as follows:



                                      Year Ended December 31,
                                      -----------------------

                                      1997     1996     1995
                                     -------  -------  -------
Corporation:
              Net income             $49,658  $37,595  $36,626
              Net income per share:
              Basic                  $  2.42  $  1.81  $  1.78
              Diluted                $  2.37  $  1.78  $  1.74
Pinnacle:
              Net income             $10,216  $16,087  $16,221
              Net income per share:
              Basic                  $  0.83  $  1.33  $  1.60
              Diluted                $  0.83  $  1.32  $  1.58




     The Corporation expects to record one-time merger related charges of approximately $41,300 (approximately $30,000 after tax) in the second quarter of 1998 in connection with the merger with Pinnacle. The charges include
$8,300 in technology-related costs, $9,700 in severence pay and other personnel related expenses, $6,700 for professional fees, $11,200 to conform the accounting policies of Pinnacle to those of the Corporation, and $5,400 in other costs.

          Information relating to mergers completed by the Corporation and Pinnacle accounted for as poolings of interests for the three year period ended December 31, 1997, includes:





                                            MERGER        COMMON SHARES

                                             DATE            ISSUED      ACQUIRED
                                       -----------------  -------------  --------
Indiana Federal Corporation, (IFC)
      Valparaiso, Indiana              August 1, 1997         4,965,598  $835,000     (1)
CB Bancorp, Inc., (CB)
      Michigan City, Indiana           August 1, 1997         1,609,834   288,000     (1)
BMC Bancshares, Inc.,
      Mt. Carmel, Illinois             February 14, 1997        754,810   100,041     (2)
Starke's, Inc, St. Joseph, Michigan    October 1, 1996          103,081     1,241  (1)(2)
DuQuoin Bancorp, Inc.,
 DuQuoin, Illinois                     May 17, 1996             550,368    84,357
Southern Finance Co., Inc.,
 Madisonville, Kentucky                December 1, 1995          35,205     2,432
Service Financial, Inc.,
 Harriman, Tennessee                   December 1, 1995          40,863     1,924
UF Bancorp, Inc., Evansville, Indiana  August 4, 1995         2,613,154   564,755
Bank of Orleans, Indiana               August 4, 1995           368,698    58,576     (2)
Harrisburg Bancshares, Inc.,
 Harrisburg, Illinois                  February 10, 1995        556,047   110,467
King City Federal Savings Bank,
 Mt. Vernon, Illinois                  February 1, 1995         755,288   176,494




       Certain of the above entities have had their name changed and/or have been merged into other subsidiaries of the Corporation.
(1) Entity was acquired by Pinnacle prior to Pinnacle being acquired by the Corporation.
(2) Accounted for as a pooling of interests without restatement of prior periods as the amounts involved were not material to the Corporation's financial results.


     On May 31, 1996, the Corporation acquired $11,785 of loans from 12 offices of Money One Credit Company, acquired a portion of the customer base from Evansville Insurance Group and purchased Small Parker & Blossom, Inc., a third party administrator of employee benefit plans. Goodwill resulting from these acquisitions totaled $6,375 and is being amortized on a straight-line basis over periods not exceeding 15 years. These acquisitions were accounted for under the purchase method of accounting, and accordingly, the supplemental consolidated financial statements include the assets and liabilities and results of operations from the May 31, 1996 transaction date forward.
     On August 4, 1995, the Corporation acquired the four Indiana offices of Household Bank, f.s.b., a subsidiary of Household International and assumed deposit liabilities of $78,897. Goodwill of $5,345 is being amortized on a straight-line basis over 15 years. The acquisition was accounted for under the purchase method of accounting, and accordingly, the supplemental consolidated financial statements include the assets and liabilities and results of operations from the August 4, 1995 transaction date forward.
     During the three years ended December 31, 1997, through the former Pinnacle, the Corporation completed two additional acquisitions. On December 1, 1995, the Corporation acquired all of the outstanding stock of Maco Bancorp, Inc. (Maco), a Delaware corporation and registered savings and loan holding company headquartered in Merrillville, Indiana, for $20,959 in cash and the equivalent of 1,232,351 shares of Corporation common stock. At the date of acquisition, Maco had total assets of

$413,000 and total liabilities of $384,000. Goodwill of $13,350 resulting from the acquisition of Maco is being amortized on a straight-line basis over 15 years. The operating results of Maco have been included in the Corporation's supplemental consolidated financial statements since the date of acquisition.
On January 31, 1995, the Corporation acquired for $8,200, NCB Corporation (NCB), a bank holding company with total assets of approximately $45,000 with offices in Culver and Granger, Indiana. The acquisition of NCB was accounted for as a purchase with goodwill resulting from the acquisition of $1,500 being amortized on a straight-line basis over 15 years. The operating results of NCB have been included in the Corporation's supplemental consolidated financial statements since the date of acquisition.
     On January 1, 1998, the Corporation issued 109,800 shares of common stock for the acquisition of Wedgewood Partners, Inc., a full service broker/dealer and asset management firm based in St. Louis, Missouri. Goodwill of $2,345 is being amortized on a straight-line basis over 15 years. The acquisition was accounted for under the purchase method of accounting, and accordingly, the consolidated financial statements will include the assets and liabilities and results of operations from the January 1, 1998 transaction date forward.
     On February 13, 1998, the Corporation signed a definitive agreement to acquire all of the outstanding shares of National Bancorp of Tell City, Indiana. Under terms of the agreement, the Corporation will issue approximately 1,118,000 shares of its common stock. The transaction will be accounted for as a pooling of interests and is subject to approval by shareholders of National Bancorp and applicable regulatory agencies. Although the Corporation anticipates that the merger will be consummated during the third quarter of 1998, there can be no assurances that the acquisition will be completed. At December 31, 1997, National Bancorp had total assets and shareholders' equity of $191,287 and $17,850, respectively.

3.  MORTGAGE BANKING ACTIVITIES
The Corporation has sold certain loans to various investors while retaining servicing rights. Loans serviced for others totaled $1,083,192 and $1,078,387 at December 31, 1997 and 1996, respectively, and are not included in the accompanying supplemental consolidated financial statements. Changes in mortgage servicing rights for the years ended December 31 were as follows:



                                        1997     1996
                                       -------  -------
Balance at January 1,                  $3,846   $  663
Mortgage servicing rights capitalized   1,979    3,791
Amortization                             (978)    (608)
                                       -------  -------
Balance at  December 31,               $4,847   $3,846
                                       =======  =======


The components of mortgage banking revenue were as follows:



                                                 1997    1996     1995
                                                ------  -------  ------
Gains on sales and securitizations of mortgage
       loans                                    $5,551  $ 7,776  $2,341
Gain on sale of mortgage servicing rights                         2,600
Mortgage loan fees                               1,602    1,051     918
Mortgage servicing fees, net of amortization     2,664    2,256   2,348
                                                ------  -------  ------
       Mortgage banking revenue                 $9,817  $11,083  $8,207
                                                ======  =======  ======

INVESTMENT SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY





                                                         Gross        Gross
                                          Amortized   Unrealized    Unrealized     Market
                                             Cost        Gains        Losses       Value
                                          ----------  -----------  ------------  ----------
Available for Sale at December 31, 1997:
    U.S. Treasury                         $   25,227  $       230  $        (1)  $   25,456
    Federal agencies:
       Bonds and notes                       334,325          774         (616)     334,483
       Mortgage-backed securities          1,177,148        8,322         (906)   1,184,564
    Collateralized mortgage obligations      120,894          891       (2,360)     119,425
    State and municipal                      125,736        4,338          (35)     130,039
    Other securities                          59,752          419          (91)      60,080
                                          ----------  -----------  ------------  ----------
           Total                          $1,843,082  $    14,974  $    (4,009)  $1,854,047
                                          ----------  -----------  ------------  ----------
Held to Maturity at December 31, 1997:
    Federal agencies:
       Mortgage-backed securities           $ 68,867       $  113  $      (807)  $   68,173
       Collateralized mortgage obligations    24,535                      (142)      24,393
    State and municipal                      137,501        6,295         (120)     143,676
                                            --------       ------      --------    --------
           Total                            $230,903       $6,408      $(1,069)    $236,242
                                            --------       ------      --------    --------
Available for Sale at December 31, 1996:

    U.S. Treasury                         $   25,415       $  131     $   (174)  $   25,372
    Federal agencies:
       Bonds and notes                       398,365        1,277       (1,766)     397,876
       Mortgage-backed securities          1,151,808        5,142       (7,909)   1,149,041
    Collateralized mortgage obligations      178,848          802       (1,156)     178,494
    State and municipal                       79,529        1,844         (225)      81,148
    Other securities                          61,434          186         (193)      61,427
                                          ----------       ------    ---------   ----------
           Total                          $1,895,399       $9,382     $(11,423)  $1,893,358
                                          ----------       ------     ---------  ----------
Held to Maturity at December 31, 1996:
    Federal agencies:
       Bonds and notes                        $3,000       $              $(48)      $2,952
       Mortgage-backed securities             86,410          209       (1,816)      84,803
    Collateralized mortgage obligations       29,989                      (409)      29,580
    State and municipal                      140,199        3,726         (555)     143,370
    Other securities                           2,789            6           (2)       2,793
                                            --------       ------      --------    --------
           Total                            $262,387       $3,941      $(2,830)    $263,498
                                            --------       ------      --------    --------


     The carrying value of investment securities at December 31, 1997, by contractual maturity, except for mortgage-backed securities and collateralized mortgage obligations which are based on estimated average lives, are shown in the following table. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

MATURITIES AND AVERAGE YIELDS OF INVESTMENT SECURITIES AVAILABLE FOR SALE AT DECEMBER 31, 1997*



                                1 Year or Less            1-5 Years            5-10 Years            Over 10 Years
                                    Amount       Yield     Amount     Yield      Amount     Yield       Amount       Yield
                               ----------------  ------  -----------  ------  ------------  ------  ---------------  ------

U.S. Treasury                  $         9,046    5.75%  $    5,017    5.69%  $    11,393    5.79%  $
Federal agencies:
   Bonds and notes                       1,525    5.68       23,455    6.72   $   233,781    7.08           75,722    7.52%
   Mortgage-backed securities          214,315    6.97      511,930    6.96       242,511    6.93          215,808    7.19
Collateralized mortgage                 14,890    6.94       32,478    6.82        13,162    6.71           58,895    6.77
   obligations
State and municipal                      6,727    8.89       16,988    7.94        15,018    6.75           91,306    7.09
Other securities                        31,108    7.83        1,992    6.13           241    5.87           26,739    7.23
                               ----------------          -----------          ------------          ---------------
           Total               $       277,611    7.07%  $  591,860    6.95%  $   516,106    6.96%  $      468,470    6.38%
                               ============================================================================================
           Percent of total                 15%                  32%                   28%                      25%
                               ============================================================================================

                                  Total
                                 Amount     Yield
                               -----------  ------

U.S. Treasury                  $   25,456    5.76%
Federal agencies:
   Bonds and notes                334,483    7.15
   Mortgage-backed securities   1,184,564    7.00
Collateralized mortgage           119,425    6.80
   obligations
State and municipal               130,039    7.26
Other securities                   60,080    7.50
                               -----------
           Total               $1,854,047    7.02%
                               ===================
           Percent of total           100%
                               ===================



MATURITIES AND AVERAGE YIELDS OF INVESTMENT SECURITIES HELD TO MATURITY AT DECEMBER 31, 1997*



                                1 Year or Less            1-5 Years            5-10 Years            Over 10 Years
                                    Amount       Yield     Amount     Yield      Amount     Yield       Amount       Yield
                               ----------------  ------  -----------  ------  ------------  ------  ---------------  ------

Federal agencies:
   Mortgage-backed securities  $        13,856    6.18%  $   37,418    6.10%  $    14,496    6.22%  $        3,097    6.46%
Collateralized mortgage                  5,255    5.03       12,574    5.03         5,046    5.06            1,660    5.11
   obligations
State and municipal                        697    7.78       23,192    8.81        50,582    7.90           63,030    7.90
                               ----------------          -----------          ------------          ---------------
           Total               $        19,808    5.93%  $   73,184    6.77%  $    70,124    7.35%  $       67,787    7.77%
                               ============================================================================================
           Percent of total                  9%                  32%                   30%                      29%
                               ============================================================================================

                                 Total
                                Amount    Yield
                               ---------  ------

Federal agencies:
   Mortgage-backed securities  $ 68,867    6.16%
Collateralized mortgage          24,535    5.04
   obligations
State and municipal             137,501    8.05
                               ---------
           Total               $230,903    7.17%
                               =================
           Percent of total         100%
                               =================


*  Fully taxable equivalent yields.




     Specific investment securities with carrying values of $600,823 and $989,537 were pledged at December 31, 1997 and 1996, respectively, to secure securities sold under repurchase agreements, public deposits, trust funds and for other purposes as required or permitted by law. In addition, investment securities with a carrying value of $847,540 were pledged at December 31, 1997 under blanket collateral agreements to secure borrowing availability with the Federal Home Loan Bank.
     Proceeds from the sales of investment securities available for sale during 1997, 1996 and 1995 were $1,182,097, $744,338 and $430,092, respectively. Gross gains and losses, respectively, realized on those transactions were as follows: 1997 - $4,513 and ($2,390); 1996 - $3,453 and
($1,249); and 1995 - $5,324 and ($2,253).

5.  LOANS AND ALLOWANCE FOR LOAN LOSSES
Through its subsidiaries, the Corporation originates commercial, mortgage and consumer loans from customers located in its primary market areas of Indiana, Illinois, Kentucky, Michigan and portions of Tennessee. Collateral, if deemed necessary, is based on management's credit evaluation and may include business assets of commercial borrowers as well as personal property and real estate of individual borrowers or guarantors. The Corporation's loan portfolio is diversified with no major concentration related to any one industry.



Loans outstanding at December 31:

--------------------------------------------------------------------------------
      Commercial, industrial and agricultural production  $1,134,718  $  971,519
      Tax exempt                                              35,070      31,442
      Real estate mortgage:
           Commercial and agricultural                       514,966     433,894
           Construction                                      158,111     120,115
           Residential                                     1,373,782   1,409,202
      Consumer                                               784,891     738,236
      Less: Unearned income                                   13,522      13,464
                                                          ----------  ----------
          Loans, net of unearned income                   $3,988,016  $3,690,944
                                                          ==========  ==========


     Impaired loans totaled $42,097 and $31,472 at December 31, 1997 and 1996, respectively. Included in the impaired loans total as of the same year-end dates were $26,035 and $20,720 of impaired loans for which the related specific allowance for loan losses were $5,159 and $3,253. The remaining $16,062 and $10,752 of impaired loans did not require a specific reserve. Impaired loans averaged $32,955 and $26,231 for 1997 and 1996, respectively. The Corporation recognized $1,345, $866 and $609 of interest income on impaired loans in 1997, 1996 and 1995, respectively.
     Loans on which the accrual of interest was discontinued or reduced amounted to $27,974 at December 31, 1997, and $33,579 at December 31, 1996. Additional interest income of approximately $2,615 for 1997, $2,799 for 1996, and $2,086 for 1995, would have been recorded had income on these loans been accounted for on the accrual basis.



                                               1997       1996       1995
----------------------------------------------------------------------------
Allowance for loan losses:
Balance at January 1,                        $ 46,171   $ 43,259   $ 40,889
Allowance of companies acquired                            1,872      2,624
Adjustment due to change in fiscal year end
 of pooled entity                                 501
Loan charge-offs                              (19,703)   (16,349)   (11,075)
Loan recoveries                                 3,367      4,106      2,472
Provision for loan losses                      24,886     13,283      8,349
                                             ---------  ---------  ---------
Balance at December 31,                      $ 55,222   $ 46,171   $ 43,259
                                             ---------  ---------  ---------

6. PREMISES AND EQUIPMENT



                                        1997       1996
----------------------------------------------------------
Cost at December 31:
Land                                  $ 15,586   $ 14,932
Buildings and leasehold improvements   104,166    103,215
Equipment                               74,717     68,426
                                      ---------  ---------
Total cost                             194,469    186,573
Accumulated depreciation               (90,167)   (89,023)
                                      ---------  ---------
Net                                   $104,302   $ 97,550
                                      =========  =========



7. DEPOSITS



                                           1997        1996
--------------------------------------------------------------
Deposits at December 31:
  Non-interest bearing checking         $  464,596  $  480,381
  Interest bearing checking                580,909     563,484
  Savings                                  611,709     600,089
  Money market                             449,563     397,979
  Certificates of $100 or more             362,152     339,635
  Other certificates and time deposits   2,145,626   2,211,873
                                        ----------  ----------
     Total                              $4,614,555  $4,593,441
                                        ==========  ==========


     The Corporation receives deposits from customers located in its primary market areas of Indiana, Illinois, Kentucky and Michigan, and generally does not accept brokered deposits and has no significant concentrations of deposits from any one customer or industry. The scheduled maturities of certificates and other time deposits at December 31, 1997, was as follows: 1998 - $1,667,601; 1999 - $526,810; 2000 - $208,495; 2001 - $39,687; 2002 - $37,963;
2003 and after - $27,222.
     Interest expense on time deposits of $100 or more was $19,598, $15,912 and $11,915 for 1997, 1996 and 1995, respectively.

8.  SHORT-TERM BORROWINGS





                                              Securities
                                              Sold Under     Federal       Other
                                              Repurchase      Funds      Short-Term
1997                                         Agreements    Purchased    Borrowings    Total
-----------------------------------------------------------------------------------------------
Balance at December 31                       $   586,855   $   57,380   $    36,840   $681,075
Average amount outstanding during the year       640,426       70,937         9,224    720,587
Maximum amount outstanding at any month-end      700,534      124,610        36,840
Weighted average interest rate:
    During year                                     5.27%        5.66%         5.38%      5.32%
    End of year                                     5.45         5.94          5.65       5.50

1996
-----------------------------------------------------------------------------------------------
Balance at December 31                       $   562,364   $   91,630   $     7,878   $661,872
Average amount outstanding during the year       440,465       64,817         6,105    511,387
Maximum amount outstanding at any month-end      562,364      126,120        16,252
Weighted average interest rate:
    During year                                     5.06%        5.47%         4.46%      5.11%
    End of year                                     4.98         6.12          4.76       5.14

1995
-----------------------------------------------------------------------------------------------
Balance at December 31                       $   347,081   $   25,370   $     7,441   $379,892
Average amount outstanding during the year       331,035       37,108         7,600    375,743
Maximum amount outstanding at any month-end      357,092       53,590        14,136
Weighted average interest rate:
    During year                                     5.43%        5.93%         5.57%      5.48%
    End of year                                     5.09         5.54          4.88       5.09





9.  LONG-TERM DEBT


                                                                                          1997     1996
-----------------------------------------------------------------------------------------------------------
Long-term debt of the parent company and its subsidiaries as of December 31:
Parent Company:
   Notes payable, unsecured:
      Variable rate adjusted with changes in LIBOR, due in 1999
      (6.47% at December 31, 1997)                                                      $ 35,000
      Variable rate adjusted with changes in LIBOR, payable $250 quarterly
        through 2000 (6.47% and 6.16% at December 31, 1997 and 1996, respectively)         3,500  $  4,500
       9.81%, paid in 1997                                                                           2,400
   Convertible subordinated debentures, 7.50%, redeemed October 1997                                 6,029

Subsidiaries:
   Federal Home Loan Bank advances, due at various dates through 2016 (weighted
     average rates of 5.68% and 5.71% at December 31, 1997 and 1996, respectively)       677,979   527,878
   Other, including capitalized leases                                                     5,914     5,161
                                                                                        --------  --------
           Total                                                                        $722,393  $545,968
                                                                                        ========  ========


     The scheduled principal reduction of long-term debt at December 31, 1997, was as follows: 1998 - $368,339; 1999 - $168,334; 2000 - $96,831; 2001 -
$10,280; 2002 -$45,296; 2003 and after - $33,313.  Certain notes permit earlier principal payments without penalty.

     Qualifying, unencumbered mortgage assets up to 170% of the aggregate amount of advances and Federal Home Loan Bank stock have been pledged as collateral for the Federal Home Loan Bank advances.
     At December 31, 1997, the Corporation had $264,000 available from unused federal funds purchased agreements and in excess of $271,635 of available borrowing capacity from the Federal Home Loan Bank. In addition, the Corporation has an unsecured line of credit available which permits it to borrow up to $50,000 at variable rates adjusted with changes in LIBOR through June 30, 1999. At December 31, 1997, $15,000 remained available for future use.

10.  SHAREHOLDERS' EQUITY
The Corporation is authorized to issue 2,000,000 shares of preferred stock, no par value, which remain unissued. In the event any preferred shares are issued, specific voting powers, dividend preferences and other rights and restrictions of the preferred stock will be designated by the Board of Directors.
     Shareholders' equity has been adjusted to record the one-for-twenty stock dividends declared on October 18, 1995, September 10, 1996 and August 11, 1997. All share data has been adjusted to reflect the stock dividends.
     The Corporation offers a Dividend Reinvestment and Stock Purchase Plan (the Plan), which provides shareholders of the Corporation with a convenient method of purchasing additional shares of common stock. The Plan provides for shares to be purchased in the market or to be issued by the Corporation. At December 31, 1997, there were 667,976 shares of common stock reserved for issuance under the Plan. Shares issued pursuant to the Plan totaled 49,523, 138,592 and 125,856 for 1997, 1996 and 1995, respectively.
     The Corporation called its convertible subordinated debentures effective October 3, 1997. The Corporation issued 351,547 shares in 1997, 29,687 shares in 1996 and 14,410 shares in 1995 in connection with the conversion of these debentures.
     Cancelable mandatory stock purchase contracts were called effective August 15, 1996. The Corporation issued 151,590 shares in 1996 and 5,791 shares in 1995, in connection with the exercise of these stock purchase contracts.
     The Corporation has stock options outstanding under various plans at December 31, 1997, including plans assumed in the Pinnacle merger. The Corporation has Incentive Stock Option Plans (Plans), whereby up to 1,684,000 shares of common stock can be granted to directors, officers or employees of the Corporation or its subsidiaries. Under terms of the Plans, options may be granted to purchase the Corporation's common stock at a price not less than the fair market value of the common stock at the date of the grant, for a period of up to 10 years after a six month or greater vesting period. Options granted pursuant to the Plans generally qualify as incentive stock options; however, certain conditions may be waived which would result in the options being treated as non-qualified stock options. Unless earlier terminated by the Board of Directors, the Plans will terminate on March 20, 2005. At December 31, 1997, 312,622 shares were available for the granting of additional options.
     The former Pinnacle had a non-qualified stock option plan which had awarded options to certain key employees at December 31, 1997. All options have five year terms and vest and become fully exercisable after five years from the date of grant. Also, the former IFC awarded incentive and non-qualified stock options to certain former directors, officers and key employees. All options granted have 10 year terms and vest and become fully exercisable over a five year period from the grant date. In addition, the former CB had a stock option plan for outside directors. The option exercise price was required to be at least 100% of the fair market value of the common stock on the date of the grant, and the option term not exceeding 10 years. Eligible directors may exercise 100% of the options awarded to them.
     The fair value of option grants, excluding options from Pinnacle, was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:





                           1997      1996      1995
                         --------  --------  --------

Risk-free interest rate     6.38%     6.83%     6.06%
Dividend yield              2.50      3.20      3.20
Volatility                 20.00     14.00     16.00
Expected option life       5 YEARS   7 years   7 years





     The fair value of Pinnacle's option grants was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:





                            1997        1996        1995
                         ----------  ----------  ----------

Risk-free interest rate       6.50%       6.50%       6.50%
Dividend yield                3.75        3.75        3.75
Volatility                   30.60       34.10       34.10
Expected option life        3.5 YEARS   3.5 years   3.5 years





     For purposes of pro forma disclosures, if the estimated fair value of all options is amortized to expense over the options vesting period, the effect on net income and net income per share would be:





                                  1997     1996     1995
                                 -------  -------  -------
Net income:
  As reported                    $59,874  $53,682  $52,847
  Pro forma                       58,767   52,701   52,032
Basic net income per share:
  As reported                    $  1.80  $  1.61  $  1.70
  Pro forma                         1.77     1.58     1.68
Diluted net income per share:
  As reported                    $  1.78  $  1.59  $  1.67
  Pro forma                         1.74     1.55     1.63



     A summary of the option transactions under the Plans and other options assumed by the Corporation as a result of certain mergers is presented below:


                                     1997                  1996                  1995
                                  ----------            ----------           ----------
                                         Average               Average               Average
                               Option     Option     Option     Option     Option     Option
                               Shares     Price      Shares     Price      Shares     Price
---------------------------------------------------------------------------------------------
Outstanding at January 1,    1,172,494   $  18.51  1,065,317   $  15.30  1,140,895   $  11.49
Granted or assumed             571,112      37.83    302,503      23.34    298,293      20.62
Exercised                     (552,169)     16.45   (171,631)      7.75   (329,567)      7.22
Forfeited                      (22,048)     29.45    (23,695)      3.50    (44,304)     12.90
                             ----------            ----------            ----------
Outstanding at December 31,  1,169,389   $  28.71  1,172,494   $  18.51  1,065,317   $  15.30
                             ================================================================
Exercisable at December 31,    741,619   $  22.75    848,759   $  18.52    629,810   $  15.54
                             ================================================================




     The following table summarizes stock options outstanding as of December 31, 1997:





                                      Weighted Average
Range of              Outstanding   Remaining Contractual      Weighted Average
Exercise Price                          Life (Years)            Exercised Price
--------------------------------------------------------------------------------

    $6.00  -  $18.00      179,462           5.8                      $13.69
    18.01  -   31.00      535,625           6.9                       24.22
    31.01  -   41.00      454,302           8.3                       39.95
                      -----------
                        1,169,389           7.3                       28.71
                      -----------




     The following table reconciles the numerators and denominators for basic and diluted net income per share:



                                                          1997             1996          1995

NUMERATOR:
     For basic net income per share - Net income      $   59,874      $   53,682     $   52,847

     Effect of dilutive securities:
        7.50% Convertible subordinated debentures            178             289            307
                                                             ---             ---            ---

     For diluted net income per share - Net income
        after assumed conversions                     $   60,052      $   53,971     $   53,154
                                                     -----------     -----------     -----------


DENOMINATOR (SHARES IN THOUSANDS):
    For basic net income per share - Average shares
        outstanding                                       33,258          33,280         31,034

    Effect of dilutive securities:
        7.50% Convertible subordinated debentures            236             368            387
        Stock options                                        307             277            420
                                                     -----------     -----------     -----------

    For diluted net income per share - Average shares
        outstanding after assumed conversions             33,801          33,925         31,841
                                                     -----------     -----------     -----------

11.  EMPLOYEE BENEFIT PLANS

The Corporation and its subsidiaries maintain noncontributory, defined-benefit pension plans covering substantially all employees. Pension benefits are generally based on years of service and compensation, as defined. Pension expense was $580, $713 and $370 for 1997, 1996 and 1995, respectively, and included the following components:





                                                   1997      1996      1995
                                                 --------  --------  --------
Service costs-benefits earned during the period  $ 2,392   $ 2,191   $ 1,672
Interest costs on projected benefit obligation     2,844     2,687     2,364
Return on plan assets                             (4,287)   (4,127)   (3,977)
Net amortization and deferral                       (369)      (38)      311
                                                 --------  --------  --------
    Net pension expense                          $   580   $   713   $   370
                                                 ========  ========  ========


     It is the Corporation's policy to make contributions to the plans that meet or exceed the minimum funding requirements of applicable laws and regulations, up to that allowable by federal tax regulations.
     The following table sets forth the plans' funded status and the amounts recognized in the Corporation's supplemental consolidated balance sheet at December 31:





                                                              1997       1996       1995
                                                            ---------  ---------  ---------
Actuarial present value of accumulated benefit obligation:
    Vested                                                  $ 33,420   $ 31,245   $ 27,608
    Nonvested                                                  1,514        663      1,970
    Provision for future salary increases                      1,976      2,580      1,969
                                                            ---------  ---------  ---------
        Total                                               $ 36,910   $ 34,488   $ 31,547
                                                            ---------  ---------  ---------

Plan assets at fair value, primarily marketable securities  $ 59,058   $ 51,732   $ 44,730
Actuarial present value of projected benefit obligation      (43,234)   (39,640)   (36,594)
                                                            ---------  ---------  ---------
Excess of plan assets over projected benefit obligation       15,824     12,092      8,136
Unrecognized net transition asset                             (2,038)    (2,302)    (2,577)
Unrecognized net (gain) loss                                  (5,775)    (2,152)     1,491
Unrecognized prior service cost                               (1,401)      (992)    (1,017)
                                                            ---------  ---------  ---------
    Prepaid pension expense included in other assets        $  6,610   $  6,646   $  6,033
                                                            ---------  ---------  ---------




     Plan assets consist primarily of investments in U.S. Government agency and corporate debt obligations and collective investment and mutual funds. At December 31, 1997, the plans held 139,085 common shares of the Corporation.
     Range of assumptions used in determining the projected benefit obligations and net pension expense were:



                                                      1997           1996            1995
                                                  -------------  -------------   ---------------
Discount rate                                     7.25 -  7.50 %          7.50 %   7.50 -  7.75 %
Rate of increase in compensation levels           4.25 -  5.50    4.25 -  5.50     4.25 -  6.00
Expected long-term rate of return on plan assets  9.00 - 10.00    9.00 - 10.00     9.00 - 10.00

     The Corporation and its subsidiaries also have a deferred income savings plan (Savings Plan) with substantially all employees eligible to participate.
At the discretion of the Board of Directors, the subsidiaries match a percentage of employee contributions and may make an additional contribution based on earnings performance. The Corporation's expense for the Savings Plan was $1,090, $1,026 and $915 for 1997, 1996 and 1995, respectively.
     The former Pinnacle, IFC and CB and had various additional employee benefit plans in effect, the most significant of which are summarized as follows:
     * The former Pinnacle sponsored a defined contribution 401(k) plan whereby employee contributions were matched based upon Pinnacle's operating results. Contributions were $128, $63 and $121 for 1997, 1996 and 1995, respectively.
     * The former IFC and CB each maintained a supplemental retirement plan for certain executives. Each plan required acceleration of funding of benefits upon change of control for certain participants, which were met by the merger with the former Pinnacle on August 1, 1997. The amounts charged to expense related to the supplemental retirements plans were $1,422, $269 and $69 for 1997, 1996 and 1995, respectively.
     * The former IFC and CB each maintained an employee stock ownership plan in which all employees who attained minimum age and service requirements were eligible to participate. The amounts charged to expense related to the employee stock ownership plans were $917, $342 and $471 for 1997, 1996 and 1995, respectively. Each of the employee stock ownership plans were terminated during 1997 upon repayment of the loan and the allocation of all remaining shares to participants.
     * The former IFC sponsored a stock-based, director deferred compensation plan for former directors which allowed deferral of fees for the purchase of phantom units of the IFC's common stock. The amounts charged to expense related to the plan were $925, $157 and $162 in 1997, 1996 and 1995, respectively.
     The Corporation generally does not provide post retirement benefits other than pensions nor does it have any material liabilities for post employment benefits.

12.  INCOME TAXES


                                            1997     1996       1995
----------------------------------------------------------------------

Income taxes:
   Currently payable:
      Federal                             $28,310   $23,481    24,108
      State                                 4,357     5,408     5,439
   Deferred (benefit) expense:
      Federal                              (3,124)   (1,642)   (1,742)
      State                                   146      (234)     (240)
                                          --------  --------  --------
          Total income taxes              $29,689   $27,013   $27,565
                                          --------  --------  --------

                                             1997     1996      1995
----------------------------------------------------------------------
Reconciliation of federal statutory tax
  to actual income tax expense:
   Federal income tax at applicable
   statutory rate (35%)                   $31,347   $28,243    28,144
   Tax exempt interest                     (4,488)   (3,566)   (2,633)
   State tax, net of federal tax benefit    2,927     3,309     3,410
   Other                                      (97)     (973)   (1,356)
                                          --------  --------  --------
      Income tax expense                  $29,689   $27,013   $27,565
                                          --------  --------  --------
      Effective rate                         33%       33%       34%
                                          --------  --------  --------



     The tax effects of temporary differences which give rise to significant portions of the deferred tax assets and liabilities at December 31 were as follows:


                                                                   1997      1996
                                                                  -------  --------
Deferred tax assets:
   Unrealized losses on investment securities available for sale  $        $   756
   Allowance for loan losses                                       19,139   13,767
   Deferred compensation                                            3,292    1,304
   Capital loss and tax credit carryforward                                    887
   Unearned fees and commissions                                    1,322    1,275
   Accrued expenses                                                 1,168    1,635
   Other                                                            1,313    2,292
                                                                  -------  --------
      Total deferred tax assets                                    26,234   21,916

Deferred tax liabilities:
   Unrealized gains on investment securities available for sale     4,316
   Deposit base premuim                                               759    1,007
   Deferred loan fees and costs                                     2,046      992
   Depreciation                                                     4,689    4,356
   Prepaid  pension                                                 2,815    2,595
   Purchase discount                                                1,420    1,369
   Leasing operations                                               1,359      212
   Mortgage servicing rights                                        1,611    1,287
   Other                                                            1,799    2,584
                                                                  -------  --------
      Total deferred tax liabilities                               20,814   14,402
                                                                  -------  --------

Net deferred tax asset                                            $ 5,420  $ 7,514
                                                                  =======  ========


     No valuation allowance was required for the years reported due to management's belief that it is more likely than not that future operations will generate sufficient taxable income to realize the deferred tax assets.

13.  COMMITMENTS AND CONTINGENT LIABILITIES
The Corporation is committed under various operating leases for premises and equipment. Future minimum rentals for lease commitments having initial or remaining non-cancelable lease terms in excess of one year totaled $11,400 at December 31, 1997. Rental expense for operating leases totaled $3,234, $2,770 and $1,946 in 1997, 1996 and 1995, respectively.
     In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying consolidated financial statements. The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Corporation uses the same credit policies in making such commitments as it does for instruments that are included in the supplemental consolidated balance sheet.

     At December 31, those financial instruments whose contract amount represents credit and/or interest rate risk are summarized in the following table:





                                1997      1996
------------------------------------------------
[S]                           [C]       [C]
Commitments to extend credit  $622,079  $738,855
Standby letters of credit       78,695    52,530




     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation. Collateral held may include accounts receivable, inventory, real property, plant and equipment and income-producing commercial properties.
     Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party.
     The Corporation and its subsidiaries are also subject to claims and lawsuits which arise primarily in the ordinary course of business. Based on information presently available and advice received from legal counsel representing the Corporation in connection with such claims and lawsuits, it is the opinion of management that the disposition or ultimate determination of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Corporation.
     The Corporation has change of control agreements with certain employees which provide for specified benefits under certain conditions. The contingent liability under these agreements in the event of a change in control is approximately $12,380.
     The Corporation has entered into an agreement with a third party to provide the Corporation with certain services, including software, specified computer equipment and the overall management and operations of its data processing through June 2003. The agreement provides for minimum annual payments as follows: 1998 - $4,675; 1999 - $4,607; 2000 - $4,519; 2001 -
$4,519; 2002 - $4,519; and 2003 - $2,259.

14.  INTEREST RATE CONTRACTS
Through the purchase of interest rate cap agreements (caps), the Corporation has reduced the impact of increased interest rates on its costs to acquire certain deposits, repurchase agreements and long-term borrowings being hedged. These caps entitle the Corporation to receive periodic payments from counterparties based upon the notional amount of the caps and the excess of the index rate over the strike price.
     At December 31, 1997 and 1996, the notional amount of the interest rate caps was $390,000 and $285,000, respectively. The caps are indexed to LIBOR with contract strike prices ranging from 5.50% to 6.00% and mature prior to 2000. The caps had a carrying value of $2,095 and $1,753 at December 31, 1997 and 1996, respectively, and related market values of $989 and $934.
     The Corporation has entered into interest rate swaps as a hedge against certain long-term borrowings to manage its interest rate sensitivity. The contracts represent an exchange of interest payments and the underlying principal balances of the liabilities are not affected. At both December 31, 1997 and 1996, the Corporation had swaps with a notional value of $55,000.
The market value of the swaps was ($39)
and ($363) at December 31, 1997 and 1996, respectively. This negative fair value represents the estimated amount the Corporation would have to pay at each date to cancel the contracts or transfer them to other parties. The agreements require the Corporation to pay a fixed rate of interest ranging from 5.77% to 6.12% and receive a variable rate based on three-month LIBOR. The agreements terminate on or prior to January 12, 2001.
     The Corporation is exposed to losses if a counterparty fails to make its payments under a contract in which the Corporation is in a receiving status. Although collateral or other security is not obtained, the Corporation minimizes its credit risk by monitoring the credit standing of the counterparties and anticipates that the counterparties will be able to fully satisfy their obligation under the agreements.

15.  RELATED PARTY TRANSACTIONS
In the ordinary course of business, the Corporation has loan, deposit and other transactions with executive officers, directors and principal shareholders, and with organizations and individuals with which they are financially or otherwise closely associated. All of the transactions were entered into on substantially the same terms as those prevailing at the time for comparable transactions with other parties. These loans do not involve more than normal risk of collectibility or present other unfavorable features. As defined, total loans to executive officers, directors and principal shareholders were as follows:



------------------------------------------------
Balance at January 1, 1997               $52,999
    New loans, including renewals         20,916
    Director and officer change           (3,665)
    Payments, including renewals          (6,934)
                                         --------
Balance at December 31, 1997             $63,316
                                         --------




16.  REGULATORY RESTRICTIONS AND CAPITAL REQUIREMENTS
The principal source of income and funds for the Corporation (Parent Company) is dividends from its banking subsidiaries. During 1998, the amount of dividends that the banking subsidiaries can pay to the Corporation without obtaining prior regulatory approval is limited to the total of their 1998 net income and $76,611 (the amount available at December 31, 1997). As a practical matter, the banking subsidiaries may restrict dividends to a lesser amount because of the need to maintain adequate capital levels.
     The banking subsidiaries are required to maintain non-interest bearing cash reserve balances which are dependent on the amounts and types of deposits held by the subsidiary banks. The reserves required at December 31, 1997, were $32,008.
     The Corporation and its banking subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Corporation's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and its banking subsidiaries must meet specific capital guidelines that involve quantitative measures of their respective assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Corporation's and its banking subsidiaries' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Corporation and its banking subsidiaries to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes, that as of December 31, 1997, the Corporation and its banking subsidiaries met all capital adequacy requirements to which they were subject.
     As of December 31, 1997, the most recent notification from regulatory agencies categorized the subsidiary banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the subsidiary banks must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the subsidiary banks' categories.
     The Corporation's and its significant subsidiary banks' actual and minimum required capital amounts and ratios as mandated by the respective principal federal regulatory authority at December 31, 1997, were as follows:





                                                                                       REQUIREMENTS
                                                                MINIMUM            TO BE CLASSIFIED AS
                                             ACTUAL          REQUIREMENTS           "WELL CAPITALIZED"
                                             AMOUNT   RATIO     AMOUNT      RATIO         AMOUNT         RATIO
                                            --------  -----  -------------  -----  --------------------  ------

TOTAL CAPITAL (to risk-weighted assets):
   Corporation                              $518,126  12.72%   $   325,761   8.00%        N/A              N/A
   The Citizens National Bank of
      Evansville                             164,217  12.48        105,271   8.00       $131,589          10.00%
   Pinnacle Bank                             149,193  12.25         97,412   8.00        121,765          10.00

TIER 1 CAPITAL (to risk-weighted assets):
   Corporation                               467,807  11.48        162,880   4.00           N/A              N/A
   The Citizens National Bank of
      Evansville                             151,016  11.48         52,635   4.00         78,953           6.00
   Pinnacle Bank                             133,907  11.00         48,706   4.00         73,059           6.00

TIER 1 CAPITAL (to average assets):
  (also known as leverage ratio)
   Corporation                               467,807   7.01        266,713   4.00           N/A              N/A
   The Citizens National Bank of
      Evansville                             151,016   7.06         85,555   4.00        106,944           5.00
   Pinnacle Bank                             133,907   6.44         83,183   4.00        103,998           5.00




17.  FAIR VALUES OF FINANCIAL INSTRUMENTS
The estimated fair values of the Corporation's financial instruments are provided in the following table. A financial instrument is defined as cash, evidence of an ownership interest in an entity, or a contract that imposes on one entity a contractual obligation to deliver cash or another financial instrument to a second entity or, conveys to a second entity a contractual right to receive cash or another financial instrument from the first entity. All of the Corporation's assets and liabilities are not financial instruments, as defined, and are therefore not included in the table.

     The estimated fair values of the Corporation's financial instruments at December 31 were as follows:



                                                                1997                        1996
                                                              CARRYING        FAIR        Carrying        Fair
                                                               AMOUNT        VALUE         Amount        Value
                                                            ------------  ------------  ------------  ------------

Financial assets:
    Cash and cash equivalents                               $   177,360   $   177,360   $   238,975   $   238,975
    Investment securities available for sale                  1,854,047     1,854,047     1,893,358     1,893,358
    Investment securities held to maturity                      230,903       236,242       262,387       263,498
    Net loans (including loans held for sale)                 3,983,617     4,031,375     3,662,715     3,692,913
    Interest receivable                                          46,902        46,902        46,641        46,641

Financial liabilities:
    Deposits                                                 (4,614,555)   (4,630,997)   (4,593,441)   (4,601,979)
    Short-term borrowings                                      (681,075)     (681,075)     (661,872)     (661,872)
    Interest rate contracts                                       2,095           989         1,753           934
    Long-term debt                                             (722,393)     (712,991)     (545,968)     (549,251)
    Interest payable                                            (25,477)      (25,477)      (22,428)      (22,428)

Off-balance sheet financial assets (liabilities):
    Commitments to extend credit                                                2,799                       2,827
    Interest rate swaps                                                           (39)                       (363)




     The carrying amounts of cash and cash equivalents are reasonable estimates of their fair values. The fair values of investment securities were based on quoted market prices or dealer quotes where available. The fair values of investment securities, where market values or dealer quotes were not available, and loans were calculated by discounting expected cash flows to average maturities. The discount rate was adjusted to allow for varying repricing opportunities, credit risks and carrying costs, as deemed appropriate by management. The fair values of demand deposits, savings accounts, money market deposits and short-term borrowings are the carrying amounts which were payable on December 31, 1997, and December 31, 1996, respectively. Fair values of interest rate contracts, including interest rate swaps, were based on dealer quotes. The fair values of fixed-maturity certificates of deposit and long-term debt were estimated using current interest rates for similar remaining maturities. Commitments to make loans and standby letters of credit are not recorded on the consolidated balance sheet. The fair values of commitments to extend credit are based on fees currently charged to enter into similar agreements with similar maturities and interest rates.
     Because no active market exists for a significant portion of the Corporation's financial instruments, fair value estimates were based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other such factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.

18. SUPPLEMENTAL CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY Presented below is supplemental condensed financial information as to financial position, results of operations and cash flows of the Corporation (Parent Company only).





                                                                                 December 31,
SUPPLEMENTAL CONDENSED BALANCE SHEET                                             1997      1996
----------------------------------------------------------------------  -------------  --------
Assets
    Cash on deposit with subsidiaries                                   $      10,631  $  3,014
    Interest-bearing deposits                                                             6,076
    Securities purchased under repurchase agreements with subsidiaries          6,500     8,000
                                                                        -------------  --------
        Total cash and cash equivalents                                        17,131    17,090
    Investment in subsidiaries                                                523,763   484,999
    Premises and equipment                                                      2,044     1,282
    Other assets                                                               19,583    10,835
                                                                        -------------  --------
         Total assets                                                   $     562,521  $514,206
                                                                        -------------  --------
Liabilities
    Accrued expenses                                                    $       8,558  $  5,604
    Long-term debt                                                             38,500    12,929
                                                                        -------------  --------
         Total liabilities                                                     47,058    18,533
Shareholders' equity                                                          515,463   495,673
                                                                        -------------  --------
         Total liabilities and shareholders' equity                     $     562,521  $514,206
                                                                        -------------  --------







                                                                                  Year Ended December 31,
SUPPLEMENTAL CONDENSED STATEMENT OF INCOME                                         1997     1996      1995
-------------------------------------------------------------  ------------------------  -------  ---------
Income
    Dividends from subsidiaries                                $                 39,523  $40,750  $ 73,700
    Management fees from subsidiaries                                             8,087    7,100     5,998
    Other income                                                                  1,694    2,659     1,565
                                                               ------------------------  -------  ---------
        Total income                                                             49,304   50,509    81,263
Expenses
    Personnel expense                                                             9,957    8,969     7,116
    Interest expense                                                              1,839    1,327     1,433
    Other expenses                                                               13,125    6,911     4,974
                                                               ------------------------  -------  ---------
        Total expense                                                            24,921   17,207    13,523
                                                               ------------------------  -------  ---------
Income before income tax benefit and equity in undistributed earnings (dividends distributed in excess of earnings) of
    subsidiaries                                                                 24,383   33,302    67,740
Income tax benefit                                                                4,681    3,172     2,079
                                                               ------------------------  -------  ---------
Income before equity in undistributed earnings (dividends
    distributed in excess of earnings) of subsidiaries                           29,064   36,474    69,819
Equity in undistributed earnings (dividends in excess
    of earnings) of subsidiaries                                                 30,810   17,208   (16,972)
                                                               ------------------------  -------  ---------
Net income                                                     $                 59,874  $53,682  $ 52,847
                                                               ------------------------  -------  ---------


                                                                                          Year Ended December 31,
SUPPLEMENTAL CONDENSED STATEMENT OF CASH FLOWS                                           1997       1996       1995
--------------------------------------------------------------------------------------------------------------------
Operating activities:
    Net income                                                       $                 59,874   $ 53,682   $ 52,847
    Adjustments to reconcile net income to net cash
        provided by operating activities:
             Depreciation and amortization                                                346        223        143
             Dividends distributed in excess of earnings
                 (undistributed earnings) of subsidiaries                             (30,810)   (17,208)    16,972
             Increase in other assets                                                  (2,607)      (591)    (1,900)
             Increase in other accrued expenses                                           747      1,647         91
             Other, net                                                               (13,043)      (184)      (145)
                                                                     -------------------------  ---------  ---------
Net cash provided by operating activities                                              14,507     37,569     68,008
                                                                     -------------------------  ---------  ---------

Investing activities:
    Net decrease (increase) in interest bearing deposits with
        financial institution                                                           6,076     18,108    (17,610)
    Purchase acquisition, net of cash                                                                       (28,219)
    Principal payments received on notes from subsidiaries                                        14,657         89
    Advances on notes to subsidiaries                                                            (11,200)    (1,642)
    Capital contributions (to) from subsidiaries                                           48       (674)   (11,652)
    Purchase of premises and equipment                                                   (996)      (730)      (507)
    Other, net                                                                          1,089     (3,080)    (2,058)
                                                                     -------------------------  ---------  ---------
Net cash provided by (used in) investing activities                                     6,217     17,081    (61,599)
                                                                     -------------------------  ---------  ---------

Financing activities:
    Proceeds from long-term debt                                                       35,000     12,200     36,000
    Repayment of long-term debt                                                        (3,405)   (31,810)   (19,100)
    Payment of cash dividends                                                         (27,174)   (24,475)   (19,950)
    Proceeds from common stock issued for dividend
        reinvestment plan                                                               1,816      3,560      3,093
    Proceeds from exercise of stock options and stock purchase
        contracts                                                                      10,632      1,004      1,815
    Proceeds from stock offering                                                                             13,184
    Purchase and retirement of common stock                                           (37,552)   (16,890)   (26,264)
                                                                     -------------------------  ---------  ---------
Net cash used in financing activities                                                 (20,683)   (56,411)   (11,222)
                                                                     -------------------------  ---------  ---------

Net increase (decrease) in cash and cash equivalents                                       41     (1,761)    (4,813)
Cash and cash equivalents at January 1,                                                17,090     18,851     23,664
                                                                     -------------------------  ---------  ---------
Cash and cash equivalents at December 31,                            $                 17,131   $ 17,090   $ 18,851
                                                                     =========================  =========  =========

Supplemental disclosure:
    Non-cash investing and financing activities:
        Stock issued in exchange of debentures and equity contracts  $                  5,740   $  2,638   $    313
        Common stock issued for acquisitions                                                       6,286     27,603
        Capital contribution to subsidiaries                                                       7,650